Exhibit 99.1

Mohegan Tribal Gaming Authority

Slot Machine Statistical Report

	Slot Handle (1)	Gross Slot Win (2)	Gross Slot Hold Percentage (3)	Slot Win Contributions (4)	Weighted Average Number of Slot Machines (5)
October-04	$878,861,644	$71,609,274	8.15%	$17,902,319	6237
November-04	809,819,887	64,760,579	8.00%	16,190,145	6235
December-04	875,041,469	71,955,038	8.22%	17,988,759	6254
January-05	760,953,164	62,493,014	8.21%	15,623,253	6272
February-05	768,367,988	68,057,330	8.86%	17,014,333	6272
March-05	805,056,431	70,307,786	8.73%	17,576,946	6273
April-05	861,961,655	76,561,999	8.88%	19,140,500	6228
May-05	851,004,033	73,346,085	8.62%	18,336,521	6205
June-05	822,677,686	70,384,644	8.56%	17,596,161	6205
July-05	951,283,400	80,142,688	8.42%	20,035,672	6205
August-05	914,580,175	76,336,412	8.35%	19,084,103	6204
September-05	882,406,944	74,951,747	8.49%	18,737,937	6204

Fiscal Year 2005	$10,182,014,476	$860,906,596	8.46%	$215,226,649

October-03	$812,478,659	$68,301,160	8.41%	$17,075,290	6039
November-03	831,655,142	66,729,665	8.02%	16,682,416	6182
December-03	817,805,454	66,080,831	8.08%	16,520,208	6220
January-04	809,211,488	64,532,845	7.97%	16,133,211	6245
February-04	841,224,710	68,822,940	8.18%	17,205,735	6248
March-04	828,223,119	67,539,794	8.15%	16,884,949	6252
April-04	852,949,553	70,540,039	8.27%	17,635,010	6252
May-04	887,773,437	71,643,079	8.07%	17,910,770	6252
June-04	837,643,964	66,559,993	7.95%	16,639,998	6252
July-04	971,316,420	78,469,540	8.08%	19,617,385	6252
August-04	930,183,853	72,423,414	7.79%	18,105,854	6250
September-04	873,953,919	71,169,073	8.14%	17,792,268	6252

Fiscal Year 2004	$10,294,419,718	$832,812,373	8.09%	$208,203,094

(1)	“Slot Handle” is defined as the total amount of coins, tokens, credits or currency placed into slot machines by patrons to play slot machines.
(2)	“Gross Slot Win,” sometimes referred to by the Authority as gross slot revenues, is defined as all amounts played in slot machines reduced by both (a) the winnings paid out and (b) all amounts deposited by the Authority into the slot machines to ensure sufficient coins in each machine to pay out the winnings.
(3)	“Gross Slot Hold Percentage” is defined as the percentage of Slot Handle that is held by the slot machines played by patrons. Gross Slot Hold Percentage is derived by dividing Gross Slot Win by Slot Handle.
(4)	“Slot Win Contributions” is defined as the portion of Gross Slot Win that must be paid to the State of Connecticut on a monthly basis. For each 12-month period commencing July 1, 1995, the contribution is the lesser of (a) 30% of Gross Slot Win, or (b) the greater of (i) 25% of Gross Slot Win or (ii) $80.0 million.
(5)	“Weighted Average Number of Slot Machines” is defined as the weighted average number of slot machines on the casino gaming floor during the monthly period.